Exhibit 99.1
For Immediate Release
ITC HOLDINGS REPORTS INCREASED SECOND
QUARTER AND YEAR-TO-DATE 2010 RESULTS; RAISES
2010 EARNINGS PER SHARE GUIDANCE
     Highlights
•	Net income for the second quarter of $36.3 million, or $0.71 per diluted common share

•	Net income for the six months ended June 30, 2010 of $70.5 million, or $1.38 per diluted common share

•	Capital investments of $216.0 million for the six months ended June 30, 2010

•	2010 earnings per share guidance increased to $2.70 to $2.75 per diluted common share

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands, except per share data)	2010	2009	2010	2009
OPERATING REVENUES	$168,468	$157,238	$329,756	$313,179

NET INCOME	$36,301	$30,793	$70,505	$59,518

DILUTED EPS	$0.71	$0.61	$1.38	$1.17
NOVI, Mich., July 28, 2010 — ITC Holdings Corp. (NYSE: ITC) today announced its second quarter and year-to-date results for the period ended June 30, 2010. Net income for the quarter was $36.3 million, or $0.71 per diluted common share, compared to $30.8 million, or $0.61 per diluted common share for the second quarter of 2009. Net income for the six months ended June 30, 2010 was $70.5 million, or $1.38 per diluted common share, compared to $59.5 million, or $1.17 per diluted common share for the same period last year.
For the six months ended June 30, 2010, ITC invested $216.0 million in capital projects at its operating companies, including $29.3 million, $65.5 million, $114.1 million and $7.1 million at ITCTransmission, METC, ITC Midwest and ITC Great Plains, respectively.
“We are very pleased with both our fiscal and operational performance for the first half of 2010,” said Joseph L. Welch, chairman, president and CEO of ITC. “ITC continues to deliver on our commitments to our customers and shareholders through the successful execution of our strategic plan. In addition, as we look to the future, we are encouraged by recent regulatory developments that suggest the necessary transmission reforms we have been advocating are beginning to advance, particularly in the areas of planning and cost allocation. We anticipate these regulatory initiatives will facilitate the development of more regional transmission infrastructure to improve energy delivery, reliability and efficiency, and allow for the interconnection of new renewable resources, consistent with our longer term strategic vision.”

Reported net income for the second quarter of 2010 increased $5.5 million, or $0.10 per diluted common share, compared to the same period in 2009. For the six months ended June 30, 2010, net income increased $11.0 million, or $0.21 per diluted common share, compared to the same period in 2009. Key drivers that contributed to these results include:
•	An increase in net income for the quarter and year-to-date period due to higher rate base and Allowance for Funds Used During Construction (AFUDC) at all operating companies.

•	Higher net income for the quarter and year-to-date period due to lower non-recoverable expenses.

•	These increases in net income for the quarter and year-to-date period were partially offset by higher interest expense resulting from our recently completed financing activities for ITC Holdings.
EPS and Capital Expenditure Guidance
As a result of ITC’s financial performance for the six months ended June 30, 2010, ITC is today raising its 2010 earnings per diluted common share guidance to a range of $2.70 to $2.75, from a previous range of $2.60 to $2.70.
ITC is also revising its capital investment guidance for 2010 to a range of $420 million to $460 million, from a range of $405 million to $460 million. The revised guidance reflects expected capital expenditures of $50 to $60 million, $130 to $140 million, $220 to $235 million and $20 to $25 million for ITCTransmission, METC, ITC Midwest and ITC Great Plains, respectively.
Second Quarter 2010 Financial Results Detail
ITC’s operating revenues for the second quarter increased to $168.5 million from $157.2 million for the same period last year. This increase was a primarily due to higher network revenues attributable to higher rate base at our regulated operating subsidiaries. In addition, the increase resulted from higher regional cost sharing revenues in 2010, due primarily to capital projects placed in-service that have been identified by the Midwest Independent Transmission System Operator, Inc. (MISO) as eligible for regional cost sharing.
Operation and maintenance (O&M) expenses of $28.5 million were $6.6 million higher during the second quarter of 2010 compared to the same period in 2009. This increase was a result of higher vegetation management expenses, equipment and structure maintenance expenses and tower painting expenses.
General and administrative (G&A) expenses of $17.4 million were $2.8 million lower during the second quarter of 2010 compared to the same period in 2009. This decrease was a result of lower general business expenses primarily for information technology support, employee related expenses and professional advisory and consulting services. In addition, G&A expenses for the quarter include $1.5 million of development costs at ITC Grid Development and Green Power Express which were $0.6 million lower than the same period in 2009.
Depreciation and amortization expenses of $22.6 million decreased by $3.6 million during the second quarter of 2010 compared to the same period in 2009. This decrease was due to the implementation of new depreciation rates for ITCTransmission and METC in the third and fourth quarters of 2009, respectively, which served to lower depreciation expense for each of these operating companies. Partially offsetting these reductions were increases in depreciation expense primarily related to a higher depreciable asset base resulting from property, plant and equipment additions.
Interest expense of $35.3 million increased by $2.7 million for the second quarter of 2010 compared to the same period in 2009, due primarily to higher borrowing levels to finance capital expenditures.

The effective income tax rate for the second quarter of 2010 was 36.8 percent compared to 37.7 percent the same period last year.
Year-To-Date 2010 Financial Results Detail
ITC’s operating revenues for the six months ended June 30, 2010 increased to $329.8 million from $313.2 million for the same period last year. This increase was primarily due to higher network revenues attributable to higher rate base at our regulated operating subsidiaries. In addition, the increase resulted from higher regional cost sharing revenues in 2010, due primarily to capital projects placed in-service that have been identified by MISO as eligible for regional cost sharing. Lastly, other revenues increased at METC due to incremental revenue recognized in 2010 for utilization of jointly owned transmission lines.
O&M expenses of $52.2 million were $6.6 million higher for the six months ended June 30, 2010 compared to the same period in 2009. This increase was a result of higher vegetation management expenses, equipment and structure maintenance expenses and tower painting expenses.
G&A expenses of $35.2 million for the six months ended June 30, 2010 were $5.0 million lower compared to the same period in 2009. This decrease was a result of lower general business expenses primarily for information technology support, employee related expenses and professional advisory and consulting services. In addition, G&A expenses for the six months ended June 30, 2010 include $3.9 million of development costs at ITC Grid Development and Green Power Express which were $1.2 million lower than the same period in 2009.
Depreciation and amortization expenses of $44.7 million decreased by $8.1 million during the six months ended June 30, 2010, compared to the same period in 2009. This decrease was due to the implementation of new depreciation rates for ITCTransmission and METC in the third and fourth quarters of 2009, respectively, which served to lower depreciation expense for each of these operating companies. Partially offsetting these reductions were increases in depreciation expense primarily related to a higher depreciable asset base resulting from property, plant and equipment additions.
Interest expense of $70.4 million increased $6.1 million in the first six months of 2010 compared to the same period in 2009, due primarily to higher borrowing levels to finance capital expenditures.
The effective income tax rate for the six months ended June 30, 2010 was 36.5 percent compared to 37.4 percent in 2009.
Second Quarter Conference Call
ITC will conduct a conference call to discuss second quarter and year-to-date 2010 earnings results at 11:00 a.m. ET on July 29, 2010. Joseph L. Welch, chairman, president and CEO, will provide a business overview, and Cameron M. Bready, senior vice president, treasurer and CFO, will discuss the financial results. Individuals wishing to participate in the conference call may dial toll-free (877) 644-1296 (domestic) or (914) 495-8555 (international); there is no passcode. The conference call replay, available through August 13, 2010, can be accessed by dialing toll-free (800) 642-1687 (domestic) or (706) 645-9291 (international), passcode 87281817. Investors, the news media and the public may listen to a live internet broadcast of the meeting at http://investor.itc-holdings.com. The webcast also will be archived on the ITC website at http://investor.itc-holdings.com.
Other Available Information
More detail about the 2010 second quarter results and year-to-date results may be found in ITC’s Form 10-Q filing. Once filed with the Securities and Exchange Commission, an electronic copy of our 10-Q can be found at our website, http://investor.itc-holdings.com. Written copies can also be made available by contacting us either through our website or the phone listings below.
About ITC Holdings Corp.
ITC Holdings Corp. (NYSE: ITC) invests in the electricity transmission grid to improve electric reliability, expand access to markets, lower the overall cost of delivered energy and allow new generating resources to interconnect to its transmission systems. The largest independent electricity transmission company in the country, ITC operates high-voltage transmission systems in Michigan’s Lower Peninsula and portions of Iowa, Minnesota, Illinois, Missouri and Kansas, serving a combined peak load in excess of 25,000 megawatts through its regulated operating subsidiaries, ITCTransmission, Michigan Electric Transmission Company (METC), ITC Midwest and ITC Great Plains. ITC also focuses on new areas where significant transmission system improvements are needed through ITC Grid Development and its subsidiaries. For more information, please visit: http://www.itc-holdings.com. (itc-ITC)
Safe Harbor Statement
This press release contains certain statements that describe our management’s beliefs concerning future business conditions, plans and prospects, growth opportunities and the outlook for our business and the electricity transmission industry based upon information currently available. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Wherever possible, we have identified these forward-looking statements by words such as “will,” “may,” “anticipates”, “believes”, “intends”, “estimates”, “expects”, “projects” and similar phrases. These forward-looking statements are based upon assumptions our management believes are reasonable. Such forward looking statements are subject to risks and uncertainties which could cause our actual results, performance and achievements to differ materially from those expressed in, or implied by, these statements, including, among others, the risks and uncertainties disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission from time to time.
Because our forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different and any or all of our forward-looking statements may turn out to be wrong. Forward-looking statements speak only as of the date made and can be affected by assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this release and in our annual and quarterly reports will be important in determining future results. Consequently, we cannot assure you that our expectations or forecasts expressed in such forward-looking statements will be achieved. Actual future results may vary materially. Except as required by law, we undertake no obligation to publicly update any of our forward-looking or other statements, whether as a result of new information, future events, or otherwise.
Investor/Analyst contact: Gretchen Holloway (248.946.3595, gholloway@itctransco.com)
Media contact: Robert Darmanin (248.946.3493, rdarmanin@itctransco.com)

ITC HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands, except per share data)	2010	2009	2010	2009
OPERATING REVENUES	$168,468	$157,238	$329,756	$313,179

OPERATING EXPENSES

Operation and maintenance	28,494	21,919	52,223	45,660
General and administrative	17,413	20,253	35,194	40,146
Depreciation and amortization	22,567	26,187	44,682	52,735
Taxes other than income taxes	11,626	10,612	23,934	21,710
Other operating income and expense — net	(530)	—	(523)	—

Total operating expenses	79,570	78,971	155,510	160,251

OPERATING INCOME	88,898	78,267	174,246	152,928

OTHER EXPENSES (INCOME)
Interest expense	35,333	32,661	70,362	64,254
Allowance for equity funds used during construction	(3,435)	(3,232)	(6,578)	(5,998)

Other income	(1,154)	(1,065)	(1,672)	(1,391)

Other expense	755	463	1,031	970

Total other expenses (income)	31,499	28,827	63,143	57,835

INCOME BEFORE INCOME TAXES	57,399	49,440	111,103	95,093

INCOME TAX PROVISION	21,098	18,647	40,598	35,575

NET INCOME	$36,301	$30,793	$70,505	$59,518

Basic earnings per common share	$0.72	$0.62	$1.40	$1.19
Diluted earnings per common share	$0.71	$0.61	$1.38	$1.17

Dividends declared per common share	$0.320	$0.305	$0.640	$0.610

ITC HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

	June 30,	December 31,
(in thousands, except share data)	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$81,439	$74,853
Accounts receivable	86,263	72,352
Inventory	39,117	36,834
Deferred income taxes	30,662	23,859
Regulatory assets – revenue accrual (including accrued interest of $1,843 and $2,652, respectively)	54,214	82,871
Other	7,955	3,244

Total current assets	299,650	294,013

Property, plant and equipment (net of accumulated depreciation and amortization of $1,085,126 and $1,051,045, respectively)	2,699,275	2,542,064
Other assets
Goodwill	950,163	950,163
Intangible assets (net of accumulated amortization of $10,636 and $9,095, respectively)	50,525	51,987
Regulatory assets – revenue accrual (including accrued interest of $75 and $75, respectively)	13,305	20,406
Other regulatory assets	134,448	134,924
Deferred financing fees (net of accumulated amortization of $10,417 and $9,616, respectively)	21,200	21,672
Other	15,853	14,487

Total other assets	1,185,494	1,193,639

TOTAL ASSETS	$4,184,419	$4,029,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$67,834	$43,508
Accrued payroll	8,795	13,648
Accrued interest	44,519	39,099
Accrued taxes	26,427	21,188
Regulatory liabilities – revenue deferral (including accrued interest of $230)	6,854	—
Refundable deposits from generators for transmission network upgrades	33,841	25,891
Other	4,023	3,344

Total current liabilities	192,293	146,678

Accrued pension and postretirement liabilities	34,591	31,158
Deferred income taxes	301,329	255,516
Regulatory liabilities – revenue deferral (including interest of $230 and $186, respectively)	14,302	10,238
Regulatory liabilities – accrued asset removal costs	111,369	112,430
Refundable deposits from generators for transmission network upgrades	4,121	17,664
Other	11,596	10,111
Long-term debt	2,457,774	2,434,398
Commitments and contingent liabilities

STOCKHOLDERS’ EQUITY
Common stock, without par value, 100,000,000 shares authorized, 50,286,030 and 50,084,061 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	869,621	862,512
Retained earnings	188,156	149,776
Accumulated other comprehensive loss	(733)	(765)

Total stockholders’ equity	1,057,044	1,011,523

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,184,419	$4,029,716

ITC HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended
	June 30,
(in thousands)	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$70,505	$59,518
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	44,682	52,735
Revenue accrual and deferral — including accrued interest	46,676	(4,817)
Deferred income tax expense	35,191	34,902
Allowance for equity funds used during construction	(6,578)	(5,998)
Other	5,937	4,955
Changes in assets and liabilities, exclusive of changes shown separately:
Accounts receivable	(13,911)	(22,510)
Inventory	(2,283)	(6,822)
Other current assets	(4,711)	(1,425)
Accounts payable	(1,410)	(10,094)
Accrued payroll	(3,421)	(1,990)

Accrued interest	5,420	(86)
Accrued taxes	5,996	7,239
Other current liabilities	681	(3,353)
Other non-current assets and liabilities, net	624	6,162

Net cash provided by operating activities	183,398	108,416

CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment	(162,585)	(213,927)
Proceeds from sale of securities	14,576	697
Purchases of securities	(14,587)	(761)
Other	(78)	(225)

Net cash used in investing activities	(162,674)	(214,216)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of long-term debt	90,000	100,000
Borrowings under revolving credit agreements	213,129	276,218
Repayments of revolving credit agreements	(279,985)	(263,817)
Issuance of common stock	1,165	1,632
Dividends on common stock	(32,121)	(30,394)
Refundable deposits from generators for transmission network upgrades	11,439	29,633

Repayment of refundable deposits from generators for transmission network upgrades	(16,778)	(2,291)
Other	(987)	(1,909)

Net cash (used in) provided by financing activities	(14,138)	109,072

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,586	3,272

CASH AND CASH EQUIVALENTS — Beginning of period	74,853	58,110

CASH AND CASH EQUIVALENTS — End of period	$81,439	$61,382